Exhibit 99.1
SMFStreicher Mobile Fueling, Inc.
800 WEST CYPRESS CREEK ROAD, SUITE 580
FORT LAUDERDALE, FLORIDA 33309


                                                                  NEWS RELEASE
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CONTACT:    RICHARD E. GATHRIGHT                      KEVIN MCGRATH
            PRESIDENT AND CHIEF EXECUTIVE OFFICER     CAMERON ASSOCIATES, INC.
            954-308-4200                              212-245-8800


                   STREICHER MOBILE FUELING, INC. ANNOUNCES
                                  NEW DIRECTOR


FT. LAUDERDALE, FL, DECEMBER 17, 2003 - STREICHER MOBILE FUELING, INC. (NASDAQ:
FUEL) announced today that Mr. Richard N. Hamlin has been elected to serve on its Board of Directors.

Mr. Hamlin is a Senior Partner of Independent Resource Group, an executive search firm, in Plantation, Florida. He retired in June 2000 as National Director for the Transportation Practice of KPMG LLP. Joining KPMG's predecessor, Peat, Marwick, Mitchell & Co., in 1969, he became a Partner in 1979. He was elected to KPMG's Board of Directors in 1994, serving on it until 1998. Leader of KPMG's transportation practice from 1985 until his retirement, he coordinated the activities of KPMG's specialized industry groups for motor carriers, rail, logistics, airlines, water transportation and distribution. From July 2002 until September 2003 Mr. Hamlin was the Chief Financial Officer of CommerceQuest, Inc., a privately owned technology company in Tampa, Florida.

Mr. Hamlin has served as past Chairman of the American Institute of CPA's (AICPA) Transportation Committee and of its Railroad and Trucking Task Forces, and on the executive committee of numerous councils of the American Trucking Associations (ATA). He is on the Board of Directors of Answerthink Consulting, Inc., a Nasdaq publicly traded technology-consulting firm.

Mr. Hamlin, who was elected by the Company's Board of Directors to fill a vacancy, was also appointed Chairman of its Audit Committee.

Richard E. Gathright, the Company's Chairman and Chief Executive Officer, commented, "We are extremely pleased with Richard Hamlin's election. He brings over 30 years of experience in the transportation and logistics industry. His knowledge and leadership will be invaluable to the Company's expansion and development."

ABOUT STREICHER MOBILE FUELING, INC.
SMF provides mobile fueling and fuel management out-sourced services, primarily to businesses operating fleets of vehicles and equipment. SMF's specialized truck fleet delivers fuel to


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customers' locations, refueling vehicles and equipment and/or re-supplying storage facilities at competitive service fees and fuel prices. The proprietary SMF electronic fuel tracking system is used to measure, record, and track fuel dispensed to each vehicle and tank fueled at a customer location allowing verification of the amount and type of fuel delivered and providing customers with customized fleet fuel data for management analysis and tax reporting. SMF conducts operations in six states.

FORWARD LOOKING STATEMENTS
This press release includes "forward-looking statements" within the meaning of the safe harbor provision of the Private Securities Litigation Reform Act of 1995. For example, predictions or statements of belief or expectation concerning the future financial performance of the Company after this financing are "forward looking statements" which should not be relied upon. Such forward-looking statements are based on the current beliefs of the Company and its management based on information known to them at this time. Because these statements depend on various assumptions as to future events, they should not be relied on by shareholders or other persons in evaluating the Company. Although management believes that the assumptions reflected in such forward-looking statements are reasonable, actual results could differ materially from those projected. There are numerous risks and uncertainties which could cause actual results to differ from those anticipated by the Company, including but not limited to those cited in the "Certain Factors Affecting Future Operating Results" section of the Company's Form 10-K for the year ended June 30, 2003.


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